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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) July 16, 2007
                                                          -------------

                           JEFFERSON BANCSHARES, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)

        Tennessee                         0-50347                45-0508261
        ---------                         --------               ----------
(State or other jurisdiction of         (Commission            (IRS Employer
       incorporation)                   File Number)         Identification No.)

      120 Evans Avenue, Morristown, Tennessee                37814
      ---------------------------------------                ------
      (Address of principal executive offices)              (Zip Code)

       Registrant's telephone number, including area code: (423) 586-8421
                                                            --------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
            ------------------------------------------

      On July 16, 2007, Jefferson Federal Bank (the "Bank"), the wholly owned subsidiary of Jefferson Bancshares, Inc. (the "Company"), entered into an employment agreement with Charles G. Robinette (the "Agreement") that modifies the terms and conditions of the original employment agreement between the Bank and Mr. Robinette dated January 1, 2005. The Agreement, which terminates one year from the date of its execution, provides for an orderly process and schedule for Mr. Robinette to terminate his employment with the Bank. Under the Agreement, Mr. Robinette will receive $180,000, payable in bi-weekly installments, in exchange for continuing as an employee of the Bank in the Bank's Knoxville Region and assisting in customer introduction and retention and such other tasks, ordinarily and reasonably performed by a bank president or chief executive officer, as may be assigned to Mr. Robinette by the Bank's President and Chief Executive Officer and/or the Bank's Board of Directors. Pursuant to the Agreement, Mr. Robinette shall devote his full time and efforts to the Bank until September 1, 2007 and thereafter shall devote such time and efforts to the Bank as requested by the Bank's President and Chief Executive Officer and/or Board of Directors.

      The Agreement provides that Mr. Robinette shall be entitled to participate in such medical and dental plans as may be in effect for the benefit of other Bank employees during the term of the Agreement on the same basis of eligibility as such other Bank employees. In addition, the Agreement provides that Mr. Robinette shall be entitled to receive an allocation of shares under the Bank's Employee Stock Ownership Plan in 2007 and to retain shares of restricted stock that vest in 2008 but shall not be eligible to participate in any other bonus plans, pension plans, profit-sharing plans, retirement plans, or other employee benefit plans of the Bank.

      The Agreement also restricts Mr. Robinette's right to compete against the Bank for a period of two years following the effective termination date of his employment in any city, town or county in which Mr. Robinette's normal business office is located and the Bank and/or an affiliate of the Company has an office or has filed an application for regulatory approval to establish an office (or within a 60-mile radius of each of such offices).

ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
            ------------------------------------------------------------------
            APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF
            -------------------------------------------------------------
            CERTAIN OFFICERS.
            -----------------

      (b) On July 16, 2007, Charles G. Robinette and the Bank entered into a one-year employment agreement that provides for an orderly process and schedule for Mr. Robinette to terminate his employment with the Bank effective July 16, 2008. The material terms of the Agreement are set forth in Item 1.01 above and are incorporated herein by reference.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    JEFFERSON BANCSHARES, INC.



Dated: July 16, 2007                By: /s/ Anderson L. Smith
                                        ---------------------------------------
                                        Anderson L. Smith
                                        President and Chief Executive Officer